Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
Kemper Reports Strong Second Quarter 2018 Results

◦	Property & Casualty earned premiums increased by 17 percent, or $72 million in the quarter

◦	Nonstandard personal automobile’s underlying combined ratio improved 2.0 percentage points in the quarter

◦	Investment portfolio generated a pre-tax equivalent annualized book yield of 5.0 percent in the quarter
CHICAGO, July 30, 2018 — Kemper Corporation (NYSE: KMPR) reported net income of $37.6 million, or $0.73 per diluted share, for the second quarter of 2018, compared to $36.6 million, or $0.71 per diluted share, for the second quarter of 2017. Adjusted consolidated net operating income1 was $36.5 million, or $0.70 per diluted share, for the second quarter of 2018, compared to $21 million, or $0.41 per diluted share, for the second quarter of 2017. These results increased primarily from significant growth and improved underlying performance in personal automobile insurance division.
“Our strong second quarter results indicate sustained, positive momentum on the execution of our strategy,” said Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “We’ve achieved steady, quarter-over-quarter growth that demonstrates the value of Kemper’s strategy of building strength in core businesses which focus on growing niche and undeserved markets. Our recent acquisition of Infinity is an important milestone in accelerating our position in one of these businesses - to become the premiere specialty auto franchise.”

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Adjusted Consolidated Net Operating Income[1]	$36.5	$21.0	$94.0	$17.1
Income from Continuing Operations	37.5	36.6	91.1	36.2
Net Income	37.6	36.6	91.4	36.3

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(34.3)	$(23.0)	$(40.4)	$(65.7)

Diluted Net Income Per Share From:
Adjusted Consolidated Net Operating Income[1]	$0.70	$0.41	$1.80	$0.34
Income from Continuing Operations	0.73	0.71	1.75	0.70
Net Income	0.73	0.71	1.76	0.70

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.66)	$(0.44)	$(0.78)	$(1.27)

1 Adjusted consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
Total Shareholders’ Equity at the end of the quarter was $2,045.7 million, a decrease of $69.9 million, or 3 percent, since year-end 2017 driven by the impact of higher market yields on the value of our fixed maturity portfolio, partially offset by net income. Kemper ended the quarter with cash and investments at the holding company of $708.6 million, and the $300 million revolving credit agreement was undrawn.
During the second quarter of 2018, Kemper paid dividends of $12.4 million.
Kemper ended the quarter with a book value per share of $39.68, down 3 percent from $41.11 at the end of 2017. Book value per share excluding net unrealized gains on fixed maturities was $36.85, up 4 percent from $35.57 at the end of 2017, driven by net income, partially offset by dividends paid to shareholders.
Revenues
Total revenues for the second quarter of 2018 increased $57.5 million, or 8 percent, to $741.9 million, compared to the second quarter of 2017, driven by $73.9 million higher nonstandard personal auto earned premiums. Nonstandard personal auto earned premiums increased primarily from higher policies in force. Net investment income increased $1.3 million to $78.4 million in the second quarter of 2018, a $2.3 million increase in interest on fixed income securities was primarily offset by a $2.2 million reduction in net investment income on the alternative investments portfolio. Net realized investment gains were $3.8 million in the second quarter of 2018, compared to $26.4 million last year.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.0 percent for the second quarter of 2018, compared to 5.2 percent in 2017.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$15.2	$4.9	$51.2	$(17.2)
Life & Health Insurance	26.4	20.5	50.2	42.0
Total Segment Net Operating Income	41.6	25.4	101.4	24.8
Corporate and Other Net Operating Income (Loss)	(5.1)	(4.4)	(7.4)	(7.7)
Adjusted Consolidated Net Operating Income	36.5	21.0	94.0	17.1
Net Income (Loss) From:
Change in Fair Value of Equity Securities	0.3	—	0.9	—
Net Realized Gains on Sales of Investments	3.0	17.2	5.1	24.0
Net Impairment Losses Recognized in Earnings	—	(1.6)	(0.4)	(4.9)
Acquisition Related Transaction and Integration Costs	(2.3)	—	(8.5)	—
Income from Continuing Operations	$37.5	$36.6	$91.1	$36.2

The Property & Casualty Insurance segment reported net operating income of $15.2 million in the second quarter of 2018, compared to $4.9 million in 2017. Results increased primarily from strong nonstandard personal auto growth and profitability and a reduction in loss and LAE as a percentage of earned premium in preferred personal auto, partially offset by higher catastrophe losses. Catastrophe losses were $42.4 million before taxes in the second quarter of 2018, compared to $34.5 million last year.
The Property & Casualty Insurance segment’s underlying combined ratio improved 2.2 percentage points to 92.0 percent in the second quarter of 2018. The underlying loss ratio improved 1.2 percentage points to 70.9 percent, primarily from improvement in nonstandard personal auto, preferred personal auto and homeowners. Nonstandard auto’s underlying loss ratio improved 1.4 percentage points to 77.3 percent in the quarter, as average earned premium outpaced loss cost trends. Preferred personal auto’s underlying loss ratio improved 4.1 percentage points to 68.7 percent, driven by increased earned rate and moderating loss trends. The homeowners underlying loss ratio improved 2.3 percentage points to 46.4 percent due to a lower frequency of claims and increased earned rate partially offset by the cost related to our aggregate catastrophe program.
The Property & Casualty Insurance segment’s expense ratio improved 1.0 percentage points as an even larger percentage of earned premiums were generated by the nonstandard auto business, which grew at 32 percent and runs at a lower expense ratio. Additionally, the larger premium base also generated expense ratio improvement as premium growth outpaced fixed expenses.
The Life & Health Insurance segment reported net operating income of $26.4 million for the second quarter of 2018, compared to $20.5 million in 2017, primarily due to growth in supplemental A&H business. These gains were partially offset by higher policyholders’ benefits in both supplemental A&H and Life products. Both the supplemental A&H and Life businesses witnessed an increase in operating profit which was further enhanced by the impact of tax code changes.

Unaudited condensed consolidated statements of income for the three and six months ended June 30, 2018 and 2017 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Revenues:
Earned Premiums	$658.1	$582.5	$1,267.9	$1,145.9
Net Investment Income	78.4	77.1	157.6	158.7
Other Income	1.2	1.0	2.4	1.9
Income from Change in Fair Value of Equity Securities	0.4	—	1.1	—
Net Realized Gains on Sales of Investments	3.8	26.4	6.4	36.9
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	—	(2.6)	(0.5)	(7.8)
Portion of Losses Recognized in Other Comprehensive Income	—	—	—	0.2
Net Impairment Losses Recognized in Earnings	—	(2.6)	(0.5)	(7.6)
Total Revenues	741.9	684.4	1,434.9	1,335.8
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	499.5	447.4	936.4	924.8
Insurance Expenses	171.2	163.5	331.3	321.5
Interest and Other Expenses	25.7	21.4	54.7	40.9
Total Expenses	696.4	632.3	1,322.4	1,287.2
Income from Continuing Operations before Income Taxes	45.5	52.1	112.5	48.6
Income Tax Expense	(8.0)	(15.5)	(21.4)	(12.4)
Income from Continuing Operations	37.5	36.6	91.1	36.2
Income from Discontinued Operations	0.1	—	0.3	0.1
Net Income	$37.6	$36.6	$91.4	$36.3

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.73	$0.71	$1.76	$0.70
Diluted	$0.73	$0.71	$1.75	$0.70

Net Income Per Unrestricted Share:
Basic	$0.73	$0.71	$1.77	$0.71
Diluted	$0.73	$0.71	$1.76	$0.70

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,549.9	51,286.2	51,526.6	51,279.6
Unrestricted Shares and Equivalent Shares - Diluted	52,076.4	51,411.1	51,996.7	51,437.2

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.48	$0.48

Unaudited business segment revenues for the three and six months ended June 30, 2018 and 2017 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$416.2	$339.1	$787.3	$659.8
Homeowners	62.2	66.6	124.0	132.9
Other Personal	10.2	10.8	20.3	21.5
Total Personal	488.6	416.5	931.6	814.2
Commercial Automobile	12.5	12.7	24.7	25.4
Total Earned Premiums	501.1	429.2	956.3	839.6
Net Investment Income	22.9	20.6	45.4	44.7
Other Income	0.4	0.3	0.7	0.5
Total Property & Casualty Insurance	524.4	450.1	1,002.4	884.8
Life & Health Insurance:
Earned Premiums:
Life	95.4	95.4	189.1	191.1
Accident & Health	43.8	39.5	87.1	78.6
Property	17.8	18.4	35.4	36.6
Total Earned Premiums	157.0	153.3	311.6	306.3
Net Investment Income	54.1	54.9	107.4	107.9
Other Income	0.9	0.6	1.7	1.2
Total Life & Health Insurance	212.0	208.8	420.7	415.4
Total Segment Revenues	736.4	658.9	1,423.1	1,300.2
Income from Change in Fair Value of Equity Securities	0.4	—	1.1	—
Net Realized Gains on Sales of Investments	3.8	26.4	6.4	36.9
Net Impairment Losses Recognized in Earnings	—	(2.6)	(0.5)	(7.6)
Other	1.3	1.7	4.8	6.3
Total Revenues	$741.9	$684.4	$1,434.9	$1,335.8

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	Jun 30, 2018	Dec 31, 2017
Assets:
Investments:
Fixed Maturities at Fair Value	$5,260.3	$5,382.7
Equity Securities at Fair Value	514.9	526.0
Equity Securities at Modified Cost	$54.1	—
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	170.9	161.0
Fair Value Option Investments	—	77.5
Short-term Investments at Cost which Approximates Fair Value	169.0	235.5
Other Investments	411.7	422.2
Total Investments	6,580.9	6,804.9
Cash	649.9	45.7
Receivables from Policyholders	407.5	366.0
Other Receivables	189.2	194.3
Deferred Policy Acquisition Costs	388.9	365.3
Goodwill	323.0	323.0
Current Income Tax Assets	0.9	6.1
Deferred Income Tax Assets	10.6	—
Other Assets	289.6	270.9
Total Assets	$8,840.5	$8,376.2
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,543.5	$3,521.0
Property & Casualty	1,059.7	1,016.8
Total Insurance Reserves	4,603.2	4,537.8
Unearned Premiums	723.8	653.9
Deferred Income Tax Liabilities	—	14.8
Liabilities for Unrecognized Tax Benefits	9.2	8.1
Debt at Amortized Cost	951.8	592.3
Accrued Expenses and Other Liabilities	506.8	453.7
Total Liabilities	6,794.8	6,260.6
Shareholders’ Equity:
Common Stock	5.2	5.1
Paid-in Capital	681.5	673.1
Retained Earnings	1,289.4	1,243.0
Accumulated Other Comprehensive Income	69.6	194.4
Total Shareholders’ Equity	2,045.7	2,115.6
Total Liabilities and Shareholders’ Equity	$8,840.5	$8,376.2

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Results of Operations
Net Premiums Written	$536.9	$440.7	$1,025.8	$869.6

Earned Premiums	$501.1	$429.2	$956.3	$839.6
Net Investment Income	22.9	20.6	45.4	44.7
Other Income	0.4	0.3	0.7	0.5
Total Revenues	524.4	450.1	1,002.4	884.8
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	355.0	308.8	681.5	611.4
Catastrophe Losses and LAE	42.4	34.5	49.9	98.4
Prior Years:
Non-catastrophe Losses and LAE	4.7	9.6	8.4	21.4
Catastrophe Losses and LAE	(1.8)	(2.0)	(7.5)	(3.2)
Total Incurred Losses and LAE	400.3	350.9	732.3	728.0
Insurance Expenses	105.9	95.0	207.4	189.8
Operating Income (Loss)	18.2	4.2	62.7	(33.0)
Income Tax Benefit (Expense)	(3.0)	0.7	(11.5)	15.8
Segment Net Operating Income (Loss)	$15.2	$4.9	$51.2	$(17.2)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	70.9%	72.1%	71.3%	72.9%
Current Year Catastrophe Losses and LAE Ratio	8.5	8.0	5.2	11.7
Prior Years Non-catastrophe Losses and LAE Ratio	0.9	2.2	0.9	2.5
Prior Years Catastrophe Losses and LAE Ratio	(0.4)	(0.5)	(0.8)	(0.4)
Total Incurred Loss and LAE Ratio	79.9	81.8	76.6	86.7
Insurance Expense Ratio	21.1	22.1	21.7	22.6
Combined Ratio	101.0%	103.9%	98.3%	109.3%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	70.9%	72.1%	71.3%	72.9%
Insurance Expense Ratio	21.1	22.1	21.7	22.6
Underlying Combined Ratio	92.0%	94.2%	93.0%	95.5%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	92.0%	94.2%	93.0%	95.5%
Current Year Catastrophe Losses and LAE Ratio	8.5	8.0	5.2	11.7
Prior Years Non-catastrophe Losses and LAE Ratio	0.9	2.2	0.9	2.5
Prior Years Catastrophe Losses and LAE Ratio	(0.4)	(0.5)	(0.8)	(0.4)
Combined Ratio as Reported	101.0%	103.9%	98.3%	109.3%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Results of Operations
Earned Premiums	$157.0	$153.3	$311.6	$306.3
Net Investment Income	54.1	54.9	107.4	107.9
Other Income	0.9	0.6	1.7	1.2
Total Revenues	212.0	208.8	420.7	415.4
Policyholders’ Benefits and Incurred Losses and LAE	99.2	96.5	204.1	196.8
Insurance Expenses	79.4	81.1	153.3	154.8
Operating Profit	33.4	31.2	63.3	63.8
Income Tax Expense	(7.0)	(10.7)	(13.1)	(21.8)
Segment Net Operating Income	$26.4	$20.5	$50.2	$42.0
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income
Adjusted Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from Income from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction and integration costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income from Continuing Operations.
Kemper believes that Adjusted Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity Securities, Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Adjusted Consolidated Net Operating Income to Income from Continuing Operations for the three and six months ended June 30, 2018 and 2017 is presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Adjusted Consolidated Net Operating Income	$36.5	$21.0	$94.0	$17.1
Net Income (Loss) From:
Income from Change in Fair Value of Equity Securities	0.3	—	0.9	—
Net Realized Gains on Sales of Investments	3.0	17.2	5.1	24.0
Net Impairment Losses Recognized in Earnings	—	(1.6)	(0.4)	(4.9)
Acquisition Related Transaction and Integration Costs	(2.3)	—	(8.5)	—
Income from Continuing Operations	$37.5	$36.6	$91.1	$36.2
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three and six months ended June 30, 2018 and 2017 is presented below.

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share	$0.70	$0.41	$1.80	$0.34
Net Income (Loss) Per Unrestricted Share From:
Income from Change in Fair Value of Equity Securities	0.01	—	0.02	—
Net Realized Gains on Sales of Investments	0.06	0.33	0.10	0.46
Net Impairment Losses Recognized in Earnings	—	(0.03)	(0.01)	(0.10)
Acquisition Related Transaction and Integration Costs	(0.04)	—	(0.16)	—
Diluted Income from Continuing Operations Per Unrestricted Share	$0.73	$0.71	$1.75	$0.70
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at June 30, 2018 and December 31, 2017 is presented below.

(Dollars in Millions) (Unaudited)	Jun 30, 2018	Dec 31, 2017
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,900.1	$1,830.4
Net Unrealized Gains on Fixed Maturities	145.6	285.2
Shareholders’ Equity	$2,045.7	$2,115.6
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its second quarter 2018 results in a conference call on Monday, July 30, at 4:15 p.m. Eastern (3:15 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the second quarter of 2018, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $11 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Through our businesses, Kemper:

•	Offer insurance for auto, home, life, health and valuables

•	Service approximately seven million policies

•	Is represented by more than 30,000 agents and brokers

•	Employs over 7,800 associates dedicated to providing exceptional service

•	Is licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Cautionary Statements Regarding Forward-Looking Information

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or media@kemper.com